Exhibit 23.02

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement (No. 333-269226) on Form S-1 and related prospectus of RiceBran Technologies of our report dated March 16, 2023, relating to the consolidated financial statements of RiceBran Technologies, appearing in the Annual Report on Form 10-K of RiceBran Technologies for the year ended December 31, 2022. We also consent to the reference to our firm under the heading “Experts” in such prospectus.

/s/ RSM US LLP

Houston, Texas

May 1, 2023